Exhibit 99.1

AV Homes, Inc. Announces $135 Million

Equity Investment By TPG

Investment Will Accelerate Implementation of Strategic Plan

Scottsdale, AZ (June 19, 2013) — AV Homes, Inc. (Nasdaq: AVHI), a developer and builder of active adult and conventional home communities in Arizona and Florida, today announced that TPG, a leading global private investment firm, has agreed to make a $135 million investment in the Company at a price of $14.65 per share, which represents a 9.6% premium to the 30-day trailing average closing price of AV Homes’ common stock. AV Homes will use the proceeds to accelerate the implementation of its strategic growth plan in its existing and new high-potential housing markets. In addition the Company has adopted a shareholder rights plan effective today designed to protect its net operating loss assets from the application of Section 382 of the Internal Revenue Code.

Since 2011, AV Homes has strategically re-engineered the Company to position it to benefit from the recovery of the homebuilding industry. It reduced overhead, launched initiatives to improve internal processes, invested in a new scalable IT platform, and developed a strategic plan to guide its growth.

Roger A. Cregg, AV Homes’ President and Chief Executive Officer, said the investment will allow the Company to pursue new investment opportunities in its core markets in line with the Company’s long-term strategy. “We’re delighted that a renowned global private investment firm such as TPG has confidence in our vision, and in our ability to execute that vision, as the housing industry continues its recovery. It’s an exciting time for AV Homes and I am confident that the implementation of our plans will drive growth and deliver long-term value to our shareholders,” Cregg said.

AV Homes currently operates in the Phoenix, Arizona and Central and South Florida markets. The Company’s primary operations are focused on the development of active adult communities designed for people 55+ through its Vitalia brand, and serving the housing needs of first-time and move-up homebuyers through its Joseph Carl Homes brand.

Kelvin Davis, senior partner at TPG, said AV Homes has established a strong platform for future growth. “AV Homes has assembled a strong management team with deep industry experience. The Company is well-positioned to participate in the on-going recovery of the housing market, with real estate assets located in two healthy and growing Sunbelt markets,” Davis said.

Key Investment Terms

The investment by TPG has been approved by AV Homes’ Board of Directors and it is anticipated that funding will take place by Thursday, June 20, 2013. The key terms of the investment are as follows:

•	TPG will make a $135 million equity investment in AV Homes at $14.65 per share, a 9.6% premium to the 30-day trailing average closing price of AV Homes’ common stock.

•	At the closing of the transaction, the Company will issue approximately 2.6 million shares, or approximately $37.5 million, of common stock, representing approximately

19.9% of the Company’s outstanding common stock, and approximately 0.7 million shares, with an initial liquidation value of $97.5 million, of newly created Series A Contingent Convertible Cumulative Redeemable Preferred Stock (the “Series A Convertible Preferred Stock”).

•	TPG’s ownership in the Company will be approximately 41.9% on an as-converted basis at the closing of the transaction.

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The Series A Convertible Preferred Stock is convertible on a ten-for-one basis upon stockholder approval, in accordance with NASDAQ rules. AV Homes has agreed to hold a meeting of its stockholders within 90 days following the closing date for stockholders to vote on the conversion of the preferred stock into common stock. Two of the Company’s largest stockholders, ODAV LLC and JEN Partners, LLC, representing 24.2% of the outstanding common stock of the Company, have both disclosed to the Company their intention to vote in favor of the conversion.

•	The Series A Convertible Preferred Stock will accrue increasing quarterly dividends beginning in six months, if the preferred shares remain outstanding.

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TPG will have two of eight Board seats at closing, increasing to four of ten Board seats upon receipt of stockholder approval. In addition, TPG will have the right to have two directors appointed to the compensation committee and a newly created finance committee, both of which will have five members, and will have the right to have one director appointed to each other Board committee. TPG’s Board and committee representation will decrease in the event its ownership percentage decreases below certain specified levels.

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TPG will have consent rights for certain major decisions of the Company as long as it maintains at least 10% ownership of the Company’s common stock on an as-converted basis and at least 25% of the common stock it will hold on an as-converted basis at closing of the transaction.

As noted above, TPG will acquire a 41.9% ownership interest in the Company following the transaction. Because of the Company’s net operating loss position, it has generated a significant net operating loss (NOL) carry forward for federal income tax purposes. The Company’s ability to use its NOLs can be negatively impacted if there is an “ownership change” as defined under Internal Revenue Code Section 382. In general, this would occur if certain ownership changes related to the Company’s stock that are held by 5% or greater stockholders exceeds 50% measured over a rolling three year period. Therefore, the Company has also adopted a shareholder rights plan effective today that is designed to protect the Company’s valuable NOLs from the application of Section 382, which can restrict the use of NOLs following a change of ownership. Under the plan, when a person or group has obtained beneficial ownership of 4.9% or more of the Company’s common stock, or an existing holder with greater than 4.9% ownership acquires more shares of the Company’s common stock, there would be a triggering event causing significant dilution in the economic interest and voting power of such person or group. The Company’s Board of Directors, acting through its newly formed Finance Committee, has the discretion to exempt an acquisition of common stock from the provisions of the rights plan. The details of the operation of the rights plan, and certain exemptions from the rights plan that the Board has approved with respect to TPG, can be found in the Company’s Current Report on Form 8-K, which the Company expects to file this week.

Conference Call

AV Homes will hold a conference call and webcast on Wednesday, June 19, 2013 at 4:30 pm (EDT) to discuss this transaction. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on June 19, 2013 at 7:30 pm and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 98949722. The replay will be available until June 26, 2013.

In order to access the live webcast, participants may go to the Investors section of AV Homes website at www.avhomesinc.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

Advisors

Moelis & Company LLC is acting as financial advisor to AV Homes, and Faegre Baker Daniels LLP is acting as legal counsel for AV Homes in connection with the TPG transaction. Ropes & Gray LLP is acting as TPG’s legal counsel.

About AV Homes

AV Homes, Inc. is engaged in homebuilding, community development and land sales in Florida and Arizona. Its principal operations are conducted near Orlando, Florida and in the Phoenix, Arizona markets. The Company serves active adults 55+ with its Vitalia brand and also builds communities for people of all ages under its Joseph Carl Homes brand. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information visit www.avhomesinc.com.

About TPG

TPG is a leading global private investment firm founded in 1992 with $56.7 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Beijing, Chongqing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, São Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm has committed more than $2 billion of equity to 10 real estate investments since 2009. TPG’s real estate transactions have included ST Residential, Catellus Development Corporation, Taylor Morrison Home Corporation (NYSE:TMHC), Parkway Properties, Inc. (NYSE:PKY), Merin BV, M West Holdings, L.P., Woolgate Exchange building in the City of London, and the pending acquisition of Assisted Living Concepts, Inc. (NYSE:ALC), among others. For more information visit www.tpg.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this press release. Although our management believes these expectations, estimates, or projections to be reasonable as of the date made, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include the following: (1) the transaction described in this press release not be completed, or completed within the expected timeframe; (2) the costs or difficulties relating to the transaction may be greater than expected and may adversely affect our results of operations and financial condition; (3) the expected benefits of the transaction, including acceleration of the implementation of our strategic plan, may take longer than anticipated to achieve and may not be achieved in the entirety or at all; and (4) the factors set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and in our other filings with the Securities and Exchange Commission (the “SEC”), which filings are available on www.sec.gov. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of this press release. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Additional Information

AV Homes will file a proxy statement in connection with a special meeting to approve the convertibility of the preferred stock issued in the transaction. The proxy statement and any other relevant documents filed with the SEC concerning AV Homes are (or will be, when filed) available free of charge at http://www.sec.gov and under the “Financial Information” section of the Investor Relations page at http://www.avhomesinc.com. Stockholders should read carefully the proxy statement and the accompanying proxy card when they become available before making any voting decision.

AV Homes, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from AV Homes’ stockholders in connection with the special meeting. Important information concerning the identity and any interests of these persons will be available on a Schedule 14A that AV Homes will file with the SEC shortly.

Contact for AV Homes:

Ken Plonski

480-214-7408

k.plonski@avhomesinc.com

Contact for TPG:

Lisa Baker

914-725-5949

lisa@blicksilverpr.com